                                                                  EXHIBIT (a)(5)

                         ING VARIABLE PORTFOLIOS, INC.

                             ARTICLES OF AMENDMENT

      ING VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation hereby amends its Articles of Amendment and Restatement as currently in effect (the "Charter"), in accordance with Section Second (8) and (9)(vii), to re-designate "Class R" shares of stock of the Corporation to "Class I" shares of stock of the Corporation.

      SECOND: The amendments to the Charter of the Corporation set forth in Article FIRST shall apply to all issued and outstanding shares, and all authorized but unissued shares of each portfolio of stock of the Corporation.

      THIRD: Immediately prior to the effectiveness of the Charter amendments set forth in Article FIRST, the shares of stock of the portfolios of the Corporation were designated as follows:

                                             Name of Class of               Number of Shares
     Name of Series                                Series                      Allocated
--------------------------------------------------------------------------------------------
ING VP Global Science and                         Class R                     100,000,000
Technology Portfolio                              Class S                     100,000,000

ING VP Growth Portfolio                           Class R                     100,000,000
                                                  Class S                     100,000,000

ING VP Index Plus LargeCap                        Class R                     100,000,000
Portfolio                                         Class S                     100,000,000

ING VP Index Plus MidCap                        Class R                     100,000,000
Portfolio                                       Class S                     100,000,000

ING VP Index Plus SmallCap                      Class R                     100,000,000
Portfolio                                       Class S                     100,000,000

ING VP International Equity                     Class R                     100,000,000
Portfolio                                       Class S                     100,000,000

ING VP Small Company                            Class R                     100,000,000
Portfolio                                       Class S                     100,000,000

ING VP Value Opportunity                        Class R                     100,000,000
Portfolio                                       Class S                     100,000,000

      FOURTH: Immediately following the effectiveness of the Charter amendments set forth in Article FIRST, the shares of stock of the Corporation are designated as follows:

                                             Name of Class of               Number of Shares
      Name of Series                              Series                       Allocated
--------------------------------------------------------------------------------------------
ING VP Global Science and                         Class I                     100,000,000
Technology Portfolio                              Class S                     100,000,000

ING VP Growth Portfolio                          Class I                    100,000,000
                                                 Class S                    100,000,000

ING VP Index Plus LargeCap                       Class I                    100,000,000
Portfolio                                        Class S                    100,000,000

ING VP Index Plus MidCap                         Class I                    100,000,000
Portfolio                                        Class S                    100,000,000

ING VP Index Plus SmallCap                       Class I                    100,000,000
Portfolio                                        Class S                    100,000,000

ING VP International Equity                      Class I                    100,000,000
Portfolio                                        Class S                    100,000,000

ING VP Small Company                             Class I                    100,000,000
Portfolio                                        Class S                    100,000,000

ING VP Value Opportunity                         Class I                    100,000,000
Portfolio                                        Class S                    100,000,000

      FIFTH: The amendments to the Charter of the Corporation herein set forth were duly approved by a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

      IN WITNESS WHEREOF, ING Variable Portfolios, Inc. has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledged that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:                                    ING Variable Portfolios, Inc.

/s/ Theresa K. Kelety                       /s/ Michael J. Roland
----------------------------                ------------------------------------
Name: Theresa K. Kelety, Esq                Name: Michael J. Roland
Title: Secretary                            Title: Executive Vice President and
                                                   Principal Financial Officer

Dated: 4-30-04